                                                                    Exhibit 99.1


                     ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (a corporation in the development stage)


                          INDEX TO FINANCIAL STATEMENTS

                                                                                         PAGE
Report of Independent Registered Public Accounting Firm                                  F-2
Financial Statements
Balance Sheet                                                                            F-3
Statements of Operations                                                                 F-4
Statements of Stockholders' Equity                                                       F-5
Statements of Cash Flows                                                                 F-6
Notes to Financial Statements                                                         F-7 - F-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Asia Automotive Acquisition Corporation

         We have audited the accompanying balance sheet of Asia Automotive Acquisition Corporation (a corporation in the development stage) (the "Company") as of April 18, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 2006 through April 18, 2006 and for the period from June 20, 2005 (date of inception) through April 18, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 18, 2006 and the results of its operations and its cash flows for the period from January 1, 2006 through April 18, 2006 and for the period from June 20, 2005 (date of inception) through April 18, 2006 in conformity with accounting principles generally accepted in the United States of America.



                                        /s/  Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 18, 2006

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (a corporation in the development stage)

                                 BALANCE SHEET





                                                                  APRIL 18, 2006


                                     ASSETS

Cash                                                                                              $           1,106,889
Prepaid expenses                                                                                                 13,000
                                                                                                  ---------------------
   Total current assets                                                                           $           1,119,889
                                                                                                  =====================

OTHER ASSETS,

Cash and cash equivalents held in trust                                                                      37,418,000
                                                                                                  ---------------------

Total assets                                                                                      $          38,537,889
                                                                                                  ---------------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued expenses                                                                                  $             335,838
Notes payable, stockholders                                                                                      45,250
                                                                                                  ---------------------
   Total current liabilities                                                                      $             381,088

Common stock, subject to possible conversion, 1,005,746 shares at conversion value                            7,479,858


Deferred underwriter's fee                                                                                      966,121




STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 1,000,000 shares authorized; none issued or outstanding
Common stock--$0.0001 par value;  39,000,000 shares authorized; 6,380,250 issued and                              6,380
outstanding (including 1,005,746 shares subject to possible redemption)
Additional paid-in capital                                                                                   29,710,246
Deficit accumulated during the development stage                                                                (5,804)
                                                                                                  ---------------------
Total stockholders' equity                                                                                   29,710,822
                                                                                                  ---------------------
Total liabilities and stockholders' equity                                                        $          38,537,889
                                                                                                  =====================



                 See accompanying notes to financial statements

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (a corporation in the development stage)

                            STATEMENTS OF OPERATIONS


                                                            JANUARY 1, 2006              JUNE 20, 2005
                                                          THRU APRIL 18, 2006         (DATE OF INCEPTION)
                                                                                            THROUGH
                                                                                         APRIL 18, 2006
Formation and operating costs                             $               178       $                  5,804
                                                          -------------------       ------------------------
Net loss for the period                                   $             (178)       $                (5,804)

Weighted average number of common shares outstanding                1,395,586                      1,365,605
                                                          -------------------       ------------------------
Net loss per share                                        $                -        $                      -
                                                          ===================       ========================



                 See accompanying notes to financial statements

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (a corporation in the development stage)

                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                          COMMON STOCK
                                  -----------------------------
                                                                                           DEFICIT
                                                                                         ACCUMULATED
                                                                        ADDITIONAL       DURING THE
                                                                         PAID-IN         DEVELOPMENT
                                       SHARES            AMOUNT          CAPITAL            STAGE                TOTAL
Balance--June 20,  2005                    --       $        --         $       --       $        --       $        --
(date of inception)

Issuance of common stock            1,349,000             1,349             23,651                              25,000
to existing stockholders

Sale of 5,031,250 units             5,031,250             5,031         37,166,353                          37,171,384
on April 18, 2006 at a
price of $7.44 per unit,
net of underwriter's
discount, offering
expenses and deferred
underwriter's fee
(including 1,005,746
shares subject to
possible conversion)

Sale of option on April                                                        100                                 100
18, 2006 at a price of
$100 for 350,000 units


Proceeds subject to                                                    (7,479,858)                          (7,479,858)
possible conversion
1,005,746 shares

Net loss for the period                                                                     (5,804)             (5,804)
                                  -------------------------------------------------------------------------------------
Balance--April 18, 2006             6,380,250       $     6,380         29,710,246       $   (5,804)        29,710,822
                                  =====================================================================================




                 See accompanying notes to financial statements

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (a corporation in the development stage)

                            STATEMENTS OF CASH FLOWS





                                                                       JANUARY 1, 2006        JUNE 20, 2005
                                                                            THROUGH        (DATE OF INCEPTION)
                                                                                                 THROUGH
                                                                        APRIL 18, 2006       APRIL 18, 2006
                                                                      ------------------   -------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                         $             (178)  $            (5,804)
     Adjustments to reconcile net loss to net cash used in
     operating activities:
        Changes in:
           Prepaid expenses                                                      (13,000)              (13,000)
                                                                      ------------------   -------------------
               Net cash used in operating activities                             (13,178)              (18,804)

                                                                      ------------------   -------------------


NET CASH USED IN INVESTING ACTIVITY:
     Cash held in trust fund                                                 (37,418,000)          (37,418,000)
                                                                      ------------------   -------------------



CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable                                                       20,250               45,250
Proceeds from sale of common stock                                                                      25,000

Sale of option                                                                       100                   100

Gross proceeds of public offering                                             40,250,000            40,250,000
Payments of deferred offering costs                                           (1,747,026)            1,776,657

                                                                      ------------------   -------------------
               Net cash provided by financing activities                      38,523,324            38,543,693

                                                                      ------------------   -------------------
Net increase in cash                                                           1,092,146   $         1,106,889

                                                                      ------------------   -------------------
Cash -- beginning of period                                                       14,743

Cash -- end of period                                                 $        1,106,889             1,106,889
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITY:
Accrued offering costs                                                $          335,838   $           571,307
Deferred underwriter's fee                                            $        1,207,500   $         1,207,500
                                                                      ==================   ===================



                 See accompanying notes to financial statements

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (a corporation in the development stage)

                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND BUSINESS OPERATIONS

         Asia Automotive Acquisition Corporation (the "Company") was incorporated in Delaware on June 20, 2005 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the automotive supplier industry.

         At April 18, 2006, the Company had not yet commenced any operations. All activity through April 18, 2006 relates to the Company's formation, and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

         The registration statement for the Company's initial public offering (the "Public Offering") was declared effective on April 11, 2006. The Company consummated the Public Offering on April 18, 2006 and received net proceeds of $38,198,000. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Public Offering (the "Offering") (as described in Note 3), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with a target company. As used herein, a "target business" shall include an operating business in the security industry and a "business combination" shall mean the acquisition by the Company of a target business.

         Of the proceeds of the Offering, $37,418,000 is being held in a trust account ("Trust Account") and invested until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $ 1,207,500 of contingent underwriting compensation, which will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash if a business combination is not consummated. Deferred underwriter's fee is reflected on the balance sheet at $966,121, an additonal $241,379 is included in common stock, subject to possible conversion, for a total of $1,207,500. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

         The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning a majority of the outstanding stock sold in the Offerings vote against the business combination and elect to have the Company redeem their shares for cash, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,349,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote any shares they acquire in the aftermarket in favor of the business combination. After consummation of the Company's first business combination, all of these voting safeguards will no longer be applicable.

         With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the "Public Stockholders") who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $ 7.40 per share plus interest earned thereon in the Trust Account. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares sold in this offering and the private placement may seek redemption of their shares in the event of a business combination.

         The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. The Initial Stockholders have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Common stock:

         On December 14, 2005, the Company effected a stock split in the form of a dividend of .094 shares of common stock for each outstanding share of common stock. Additionally, on January 23, 2006, the Company effected a stock split in the form of a dividend of .233 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.

Loss per common share:

         Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

3. ACCRUED EXPENSES

         Accrued expenses consist approximately of the following: $165,000 in legal fees, $40,000 in accounting fees, $72,000 in printing fees, and $59,000 in other accrued expenses.

4. THE OFFERING

         On April 18, 2006, the Company sold 5,031,250 units to the public at a price of $8.00 per unit. Each unit consists of one share of the Company's common stock, $0.001 par value, and one redeemable common stock purchase warrant ("warrant"). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or April 10, 2007 and expiring April 11, 2012. The underwriters exercised the full exercise of an over-allotment option with respect to 656,250 units on April 18, 2006 and were issued such units on April 18, 2006. The warrants are redeemable at a price of $.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

5. NOTES PAYABLE, STOCKHOLDERS

         The Company issued separate $5,000 unsecured promissory notes to four of the Company's officers and directors and an affiliate of several of the Initial Stockholders, Asia Development Capital LLC, ("ADC") on July 11, 2005. The notes bear interest at the rate of 4% per annum and were originally intended to be payable on the earlier of March 31, 2006 or the consummation of the Offering. Due to the later than anticipated close of the offering the notes will be payable on April 30, 2006. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount. In March 2006, ADC advanced the Company an additional $20,250, which will be payable on April 30, 2006.

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS

         The Company presently occupies office space provided by ADC, an affiliate and stockholder of the Company. ADC has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering, April 18, 2006.

         The Company has engaged Rodman & Renshaw, the representative of the underwriters, on a non-exclusive basis, as the Company's agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 2.5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

     o the market price of the underlying shares of common stock is lower than the exercise price;

     o the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

     o   the warrants are held in a discretionary account;

     o   the warrants are exercised in an unsolicited transaction; or

     o the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

         The Company has sold to Rodman & Renshaw, LLC (the "Representative" of the underwriters), for $100, as additional compensation, an option to purchase up to a total of 350,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are also identical to those offered by the Offering except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering.) The Company will pay the underwriters in the Offering an underwriting discount of 7% of the gross proceeds of this Offering (of which 3% is deferred until the consummation of a business combination).

         The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.10 per unit, or $1,086,001 total, using an expected life of five years, volatility of 45.47% and a risk-free interest rate of 4.39%.

         The volatility calculation of 45.47% is based on the 365-day average volatility of a representative sample of ten (10) companies with market capitalizations under $500 million that management believes to be engaged in the business of auto component parts (the "Sample Companies"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

         Pursuant to letter agreements with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

         Certain of the Company's officers, directors, or their designees have agreed with the Representative that consummation of the Offering and during the 45 trading day period commencing on the later of the date that the securities comprising the units begin separate trading or sixty days following the consummation of the Offering, that they will purchase up to 320,000 warrants in the public marketplace at prices not to exceed $1.40 per Warrant.

         The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

         On February 8, 2006, five stockholders entered into five separate letter agreements with the representatives of the underwriters pursuant to which they agreed to purchase in aggregate up to $2,000,000 in warrants at prices not to exceed $1.40 per warrant during the 45 day trading period commencing on the later of the date separate trading of the Warrants has commenced or 60 calendar days following the consummation of the Offering. These entities have agreed that any warrants purchased by them pursuant to this agreement will not be sold or transferred until after completed a business combination.

7. PREFERRED STOCK

         The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.